Exhibit 10.30


                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT June 10, 1998 between HAGLER BAILLY, INC., a Delaware corporation ("Company"), and HOWARD W. PIFER III
("Executive").

     WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of the date hereof among PUTNAM, HAYES & BARTLETT, INC., a Massachusetts corporation ("PHB"), the Company and PHB MERGER CORP., a Massachusetts corporation and wholly-owned subsidiary of the Company ("Merger Sub"), Merger Sub will merge with and into PHB (the "Merger"), PHB will be renamed PHB Hagler Bailly, Inc. ("PHB Hagler Bailly") and the common stock of PHB, including the common stock of PHB owned by the Executive, will be converted into shares of common stock of the Company ("Common Stock");

     WHEREAS, as an inducement to the Company to enter into the Merger Agreement and as a condition precedent to the Company's obligations under the Merger Agreement, Executive has agreed to execute and deliver this Agreement and to terminate, effective as of the effective time of the Merger, any prior employment agreements or arrangements with PHB;

     WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, from the day after the effective time of the Merger on the terms and conditions set forth herein.

     Whereas, effective as of the effective time of the Merger, Executive will become the owner of shares of Common Stock;

     Whereas, Executive agrees to be bound by the confidentiality, non-compete and non-solicitation provisions herein; and

     WHEREAS, the Board of Directors of the Company has approved the terms of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Company and Executive, intending to be legally bound, agree as follows:

1. Employment, Term, Duties and Responsibilities.

     a. During the Term (as hereinafter defined) of this Agreement, the Company agrees to employ Executive and Executive agrees to serve Company as Chairman of the Board of Directors of the Company (the "Company Board") until December 31, 1999, and as a member of the Company Board for a term expiring in 2001. During the Term, Executive will also hold the position of Chairman of PHB and, upon the change of name of PHB, of PHB Hagler Bailly, Inc., and as a full time executive officer of the Company, will perform such other duties assigned to him by the Chief Executive Officer and the Company Board and agreed to by Executive. In the event that Executive shall elect to resign from the Company Board or the Board of Directors of PHB or PHB Hagler Bailly, Executive shall continue as a full-time executive officer of the Company, performing such duties as the Chief Executive Officer, the Company Board and Executive shall mutually agree. In Executive's capacity as an executive officer of the Company, Executive will report directly to the Chief Executive Officer of the Company.

     During the Term, Executive agrees to serve Company faithfully and to the best of his ability; to devote his entire time, energy and skill during regular business hours (except for illness or incapacity and except for vacation time as provided herein) to such employment; to use his best efforts, skills and ability to promote its interests; and to perform such duties as from time to time may be assigned to him, subject to the preceding paragraph hereof.

     Notwithstanding the foregoing, Executive may engage in charitable, academic and public and industry service activities so long as such activities do not materially interfere with the performance of his duties and responsibilities under this Agreement.

     b. Subject to the provisions of this Agreement to the contrary, the Term shall commence on the day after the closing date of the Merger (the "Effective Time"), and end on the date which is the third-year anniversary thereof.

2. Compensation.

     The Company agrees to pay Executive as compensation for all duties performed by him in any capacity during the period of his employment under this
Agreement:

     a. An annual base salary ("Base Salary") payable in equal bi-monthly installments at an initial annual rate of $345,592 commencing at the Effective Time. On January 1 of each year during the Term commencing January 1, 1999, the annual rate of Base Salary shall be increased by no less than the greater of (i) five percent (5%) over the annual rate of Base Salary in effect for the preceding year, and (ii) the increase in the CPI National Index for the year.

     b. An annual bonus payment ("Bonus"), in an amount, if any, determined, for the calendar year 1998, by management of PHB based on the target bonus applicable to Executive's position at PHB and approved by the Compensation Committee of the Company Board, and thereafter during the Term (including the 1999 calendar year) by the Compensation Committee of the Company Board.

     c. The Company agrees to grant Executive options to purchase 92,000 shares of Common Stock at the Effective Time, with an exercise price at the fair market value on such date and a term of ten (10) years, vesting over three (3) years in equal amounts commencing on the first anniversary date of the Effective Time, and subject to the terms and conditions of the Hagler Bailly Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan or any successor plan (the "Plan").

     d. From time to time, Executive shall also be eligible to receive options to purchase Common Stock of the Company pursuant to the terms of the Plan, and in the amounts determined by, and subject to the terms and conditions of, the Stock Option Committee of the Company Board.

     e. During the Term, for so long as Executive is a member of the Company Board or the board of directors of any of the Company's subsidiaries or affiliated companies, Executive shall receive such compensation and other benefits (including insurance coverage and indemnification) as other similarly situated members of such board of directors receive for their service in such capacity.

3. Benefits; Reimbursement of Expenses; Annual Physical.

Executive shall also be entitled to:

     a. for the calendar year 1998, continue to participate, in all of the benefit programs which are currently provided by PHB, including, without limitation, all vacation, retirement, health, life and disability insurance programs ("benefit programs"). For the calendar year 1999 and thereafter, Executive shall be entitled to participate in all of the benefit programs which are then provided by the Company. For purposes of Executive's participation in the benefit programs, the Company shall treat the full period of Executive's service with PHB as if it had been service with the Company;

     b. reimbursement by the Company of all expenses reasonably incurred by him in connection with the performance of his duties, including, without limitation, travel and entertainment expenses reasonably related to the business or interests of the Company, upon submission by him of written documentation of such expenses; and

     c. a fully-paid annual physical examination.

4. Disability or Death.

     a. If, during the Term of this Agreement, Executive becomes disabled or incapacitated for a period of twelve (12) consecutive months to such an extent that he is unable to perform his duties hereunder ("Permanently Disabled"), the Company shall have the right at any time thereafter, so long as Executive is then still Permanently Disabled, to terminate this Agreement. If the Company elects to terminate this Agreement by reason of Executive becoming Permanently Disabled, the Company, for the unexpired Term of this Agreement, shall continue to pay:

     (1) to Executive, sixty percent (60%) of his Base Salary (whether through insurance or otherwise) at the rate in effect on the date of such termination, such payments to be made as set forth in Section 2 plus, within thirty (30) days of such termination, a lump sum payment in the amount of the Executive's Base Salary in effect on the date of such termination; or

     (2) in the event of Executive's death after such termination for Permanent Disability, then to the persons and in the manner set forth in subparagraph (c) of this Section 4, an amount per annum equal to sixty percent (60%) of Executive's Base Salary (whether through insurance or otherwise) at the rate in effect on the date this Agreement is terminated by the Company, such payments to be made as set forth in Section 2.

     If, and so long as, the Company does not elect to terminate this Agreement as a result of Executive's Permanent Disability, this Agreement shall continue in full force and effect and Executive shall be entitled to all benefits provided under this Agreement, including, without limitation, compensation as set forth in Section 2.

     b. If the Executive dies during the Term, this Agreement shall automatically terminate, except that (i) for the unexpired portion of the Term, the Company shall continue to pay to the persons and in the manner set forth in subparagraph (c) of this Section 4, an amount per annum equal to sixty percent (60%) of Executive's Base Salary in effect on the date of Executive's death, such payments to be made as set forth in Section 2, and (ii) within thirty (30) days of such termination, the Company shall pay such persons a lump sum payment in the amount of the Executive's Base Salary in effect on the date of termination.

     c. Any  payments  to be made  pursuant to  subparagraph  (a) or (b) of this
Section 4 to persons other than Executive in the event of the death of Executive shall be made to Executive's designated beneficiaries or, if no such designation has been made and Executive's spouse survives Executive, then the payments shall be made to Executive's spouse, and if such spouse subsequently dies before all such payments are made, the remaining payments shall be made to the estate of Executive's spouse. If Executive is not survived by a spouse, then the payments shall be made among Executive's issue who survive Executive, per stirpes, and if any individual who is issue of Executive and who as of the date of death of Executive is entitled to receive payments dies after Executive's death, the payments which such issue would have been entitled to receive shall be made to his or her estate. If at the date of Executive's death Executive is not survived by any spouse, or any issue, then the payments shall be made to Executive's estate.

5. Termination.

This Agreement shall terminate prior to the expiration of its Term as follows:

     a.  Automatically  upon Executive's death, in which event the provisions of
Section 4 shall continue to be applicable;

     b. By the  Company,  upon notice  from the  Company,  in the event  Company
elects  to  terminate  Executive's   employment  due  to  Executive's  Permanent
Disability pursuant to the provisions of Section 4;

     c. By the Company, for "cause," which for purposes of this Agreement shall mean:

          (i) failure to comply with material rules, standards or procedures reasonably promulgated by the Company in accordance with ordinary and usual business standards, or dereliction of assigned responsibilities consistent with Section 1 above, such failure or dereliction remaining uncured by Executive for thirty (30) days after receiving written notice from the Company of such failure or dereliction that specifically describes the nature of such alleged failures;

          (ii) substandard performance of assigned responsibilities measured in accordance with performance standards agreed upon from time to time by Executive and the Company;

          (iii) material violation by Executive, or any other person acting upon his specific directions, of a federal, state or local statute, rule or regulation applicable to the Company, to its management, or to the operation of the Company's business;

          (iv) material breach of the terms of this Agreement;

          (v) knowing falsification of the Company's records or documents;

          (vi) gross negligence;

          (vii) conviction by Executive, or any other person acting upon Executive's specific directions, of any misdemeanor that involves fraud or a material loss to the Company or of a felony; or

          (viii) any act of dishonesty or moral turpitude.

     The refusal to permanently relocate from Executive's current place of work will not constitute a "cause" for termination of employment by the Company.

     d. By Executive, upon the Company's failure to perform or observe any of the material terms or provisions of this Agreement, and the continued failure of the Company to cure such default within thirty (30) days after written demand for performance has been given to the Company by Executive, which demand shall describe specifically the nature of such alleged failure to perform or observe such material terms or provisions. Without limiting the foregoing, it is acknowledged and agreed that Sections 1, 2, 3, and 4 of this Agreement are material provisions of this Agreement.

     e. By Executive, upon notice from Executive after Company's failure to pay Executive amounts under Sections 2 and 3 when due and the continued failure of the Company to make such payment within ten (10) days after written demand for such payment is made by Executive.

     f. By Executive, upon notice from Executive following a "change in control" (as defined in Section 17).

6. Effect of Termination.

     a. In the event of the termination of this Agreement by Company pursuant to paragraph (c) of Section 5, the Company shall be under no obligation to Executive, except to pay his accrued and unpaid Base Salary, Bonus, and paid leave entitlements to the date of termination, and to permit exercise pursuant to the Plan of any vested but unexercised options. Executive shall not be entitled to receive any Base Salary or Bonus after the date of termination, or to exercise any unvested options under the Plan.

     b. In the event of the termination of this Agreement by Executive pursuant to paragraphs (d), (e) or (f) of Section 5, or in the event of the termination of this Agreement by the Company other than pursuant to a notice of termination under paragraph (b) or (c) of Section 5, Executive shall receive from Company
(i) payments at an annual rate equal to his Base Salary in effect on the date of such termination in equal bimonthly installments until thirty-six (36) months from the effective date of such termination; and (ii) a lump-sum payment in an amount equal to four (4) times his Base Salary on the date of termination payable within thirty (30) days thereof.

     If the Company and Executive shall become involved in a dispute relating to any alleged breach of this Agreement by the Company or Executive, and if Executive prevails (by judgment, settlement or otherwise) in such dispute, the Company shall reimburse Executive for all reasonable costs (including reasonable fees and disbursements of counsel) incurred by him in connection with such dispute upon presentation to the Company of evidence of such costs.

7. Termination of Prior Agreements.

     This Agreement expressly supersedes all agreements and understandings between the parties regarding the subject matter hereof and any such agreement is terminated as of the closing date of the Merger.

8. Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives and to any successor of the Company, which successor shall be deemed substituted for the Company under the terms of this Agreement. As used in this Agreement, the term "successor" shall include any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of the Company.

9. Waiver of Breach.

     The waiver by the Company of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach.

10. Notices.

     Any notice required or permitted to be given hereunder shall be sufficient, upon acknowledgement of receipt, if in writing and if sent by facsimile message or by recognized courier to Executive at each of his residences or to the Company at its principal place of business.

11. Entire Agreement.

     This document contains the entire agreement of the parties and may not be changed except in a writing signed by both parties.


12. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia as applied to contracts executed and performed wholly within the Commonwealth of Virginia.

13. Confidentiality.

     a. From and after the Effective Time, Executive shall not, without the prior written consent of the Chief Executive Officer of the Company, for any reason, either directly or indirectly, divulge to any third-party or use for his or her own benefit, or for any purpose other than the exclusive benefit of the Company, any confidential, proprietary, business and technical information or trade secrets (the "Proprietary Information") of the Company or any of its subsidiaries whether learned prior to or after the date hereof.

     Proprietary Information shall include, but shall not be limited to, any information relating to computer codes or instructions (including source and object code listings, logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation); computer processing systems and techniques; concepts; layouts; flowcharts; specifications; know-how; any associated programmer, user or other manuals or other like textual materials; all computer inputs and outputs (regardless of the media on which it is stored or located); hardware and software configurations; designs; interfaces; research; processes; inventions; products; methods; marketing, sales and distribution data, plans and efforts; relationships with actual and prospective customers and suppliers; and any other materials prepared by Executive in the course of Executive's employment with the Company or prepared by any other employee or contractor of the Company or any of its subsidiaries for their customers, and any other materials that have not been made available to the general public.

     Furthermore, nothing contained herein shall restrict Executive from divulging or using for his own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Executive's breach of this Agreement.

     b. All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. Executive will not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate in connection with the ongoing business of the Company or its subsidiaries and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose.

     Executive shall not make, retain, remove and/or distribute any copies of any of the Proprietary Information for any reason whatsoever except as may be necessary in the performance of Executive's obligations as an officer or employee of the Company or any of its subsidiaries. Executive shall not divulge to any third person the nature of and/or contents of any of the Proprietary Information to which Executive may have access or with which for any reason Executive became familiar in the course of Executive's employment hereunder, except as disclosure shall be necessary for the purposes of conducting the ongoing business of the Company. Upon Executive's termination as an employee, officer or director of the Company or any of its subsidiaries, Executive shall return to the Company all originals and copies of the Proprietary Information then in Executive's possession.

     c. Nothing contained herein shall restrict Executive's ability to make any disclosures as may be required by law; provided, however, that Executive shall
(i) deliver to the Company reasonably prompt prior written notice of the nature and justification for such disclosures; and (ii) cooperate reasonably with the Company prior to any such disclosure in any actions which the Company shall take in order to obtain a protective order or similar relief with respect to the Proprietary Information sought to be disclosed.

14. Non-Compete and Non-Solicitation Covenants.

     a. Except (i) in furtherance of the Company's business or otherwise on behalf of the Company, (ii) after the Company's termination of this Agreement without Cause (as defined in Section 5 (c), (iii) after Executive's termination of this Agreement pursuant to paragraphs (d), (e) or (f) of Section 5 or (iv) upon the occurrence of a Material Adverse Event (as defined below), Executive will not do any of the following, directly or indirectly, during the period beginning with the Effective Time and ending on the third anniversary thereof ("Covenant Period") without the prior written consent of the Chief Executive Officer of the Company (which consent shall not be unreasonably withheld):

(1) engage or participate, directly or indirectly, in any business activity competitive with the business conducted by the Company or any of its subsidiaries as of the Effective Time or thereafter (collectively, the "Business");

(2) become interested (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) in any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business, or become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any portion of the business of any person, firm, corporation, association or other entity if such portion of such business is competitive with the Business. Notwithstanding the foregoing, Executive may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities competitive with the Business.

     b. Except in furtherance of the Company's Business or otherwise on behalf of the Company, Executive will not do any of the following, directly or indirectly, during the Covenant Period without the prior written consent of the Chief Executive Officer of the Company (which consent shall not be unreasonably withheld):

(1) solicit or call on, either directly or indirectly, any customer or supplier with whom the Company or any of its subsidiaries shall have dealt with (x) in the two year period preceding the Effective Time or (y) any time after the Effective Time;

(2) influence or attempt to influence any supplier, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company or any of its subsidiaries; or

(3) influence or attempt to influence any person either (i) to terminate or modify his or her employment, consulting, agency, distributorship or other arrangement with the Company or any of its subsidiaries, or (ii) to employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company or any of its subsidiaries as an employee, consultant, agent or distributor of the Company or any of its subsidiaries at any time during (x) the one (1) year period immediately preceding the Effective Time or (y) any time after the Effective Time.

c. Definition

The term "Material Adverse Event" shall mean

     (i) a bankruptcy petition filed against the Company under and pursuant to Chapter 7 of the United States Bankruptcy Code;

     (ii) the dissolution of the Company;

     (iii)the assignment of Executive without his consent, to responsibilities or duties of a materially lesser status or degree of responsibility than Executive's responsibilities or duties as of the Effective Time; or

     (iv) the requirement by the Company that the Executive, without his consent, be based anywhere other than in the place where Executive is based as of the Effective Time.

     d. Executive acknowledges that (i) he has carefully read and considered the provisions of this Section 14, and (ii) has obtained legal counsel in determining whether to enter into this Agreement. Executive acknowledges that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the Business, but Executive nevertheless believes that he has received and will receive sufficient consideration and other benefits in connection with the Agreement to justify such restrictions, which restrictions Executive does not believe would prevent him or her from earning a living in businesses that are not competitive with the Business and without otherwise violating the restrictions set forth herein.

     e. The terms of the covenants contained in this Section 14 shall be construed as separable and shall be independent and shall be interpreted and applied consistently with the requirements of reasonableness and equity. Except as otherwise provided in Section 14 a, these covenants shall survive the termination of this Agreement during the Covenant Period but not thereafter.

15. Specific Enforcement; Extension of Covenant Period.

     a. Executive acknowledges that the restrictions contained in Section 14 hereof are reasonable and necessary to protect the legitimate interest of the Company. Executive also acknowledges that any breach by him or her of such sections will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. Executive agrees that he shall not, in any action or proceeding to enforce Section 14 of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Executive, the Company shall have the right to enforce the provisions of Section 14 of this Agreement by seeking injunctive or other relief in any court and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company with respect to such section.

     b. The Covenant Period set forth in Section 14 hereof shall not include, and shall be deemed extended by, any time required for litigation to enforce the relevant covenants; provided, that the Company is successful on the merits in any such litigation. The "time required for litigation" is herein defined to mean the period of time from service of process upon Executive through the expiration of all appeals related to such litigation.

16. Registration Expenses of Executive.

     The Company agrees to pay reasonable attorney's fees of Executive in connection with Executive's participation in a Demand Registration, Piggyback Registration or Tag-Along transaction on the same basis and in the same amount made available to other selling stockholders in such registrations and transactions.

17. Change of Control

For purposes hereof, the term "change in control" shall mean any of the following events:

     a. if any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 ("1934 Act") shall have "Beneficial Ownership" (as the term beneficial ownership is used for purposes of Rule 13d-3 promulgated under the 1934 Act) of thirty three percent (33%) or more of the combined voting power of Company's then outstanding voting securities ("Voting Securities"), at any time that the Beneficial Ownership of Voting Securities of the Company by such Person exceeds Executive's Beneficial Ownership of Voting Securities of the Company;

     b. the approval by stockholders of the Company of (i) a merger, reorganization or consolidation involving the Company if the stockholders of Company immediately before such merger, reorganization or consolidation, do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities of the Company immediately before such merger, reorganization or consolidation; (ii) a complete liquidation or dissolution of the Company; or (iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

     c. the acceptance by stockholders of Company of shares in a share exchange if the stockholders of Company immediately before such share exchange, do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as the ownership of the Voting Securities of the Company outstanding immediately before such share exchange.

     d. if Henri-Claude Bailly shall cease to serve as Chief Executive Officer of the Company before January 1, 2000, or after January 1, 2000, as Chairman of the Company Board, other than as a result of death or disability or termination for cause pursuant to Section 5(c);

     e. if William E. Dickenson shall cease to serve as Chief Executive Officer of PHB Hagler Bailly or as Executive Vice President and Chief Operating Officer of the Company before January 1, 2000, or after January 1, 2000, as Chief Executive Officer of the Company or as a Director of the Company, other than as a result of death or disability or termination for cause pursuant to Section 5(c);

     f. if Executive shall cease to serve as Chairman of the Company Board before January 1, 2000, or as a member of the Company Board, other than a result of death, disability, electing to resign or termination for cause pursuant to
Section 5(c).

18. Arbitration

     Except as otherwise provided in Section 15, in the event of any dispute between the parties under or relating to this Agreement or otherwise relating to Executive's employment by the Company, such dispute shall be submitted to and settled by arbitration in Arlington, Virginia, in accordance with the rules and regulations of the American Arbitration Association then in effect. The arbitrators shall have the right and authority to determine how their award or decision as to each issue and matter in dispute may be implemented or enforced. Any decision or award shall be final and conclusive on the parties; judgment upon any award or decision may be entered in any court or competent jurisdiction in the Commonwealth of Virginia or elsewhere; and the parties hereto consent to the application by any party in interest to any court of competent jurisdiction for confirmation or enforcement of such award.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                HAGLER BAILLY, INC.


                                By:/s/ Henri-Claude Bailly
                                   -----------------------
                                Name: Henri-Claude Bailly
                                Title: President, Chief Executive Officer
                                       and Chairman


                                 HOWARD W. PIFER III


                                   /s/ Howard W. Pifer III
                                   -----------------------